                                                                      EXHIBIT 99


                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of Cotelligent Group, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this nineteenth day of December, 1996.

                                               /s/  Thomas E. Fallat
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                                                    Thomas E. Fallat

                                               /s/  Opal A. Fallat
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                                                    Opal A. Fallat